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                              AMENDMENT NUMBER TWO
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN



               WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation"), has heretofore adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan");

               WHEREAS, the Corporation, by action of the Management Development and Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee"), has the authority to amend the Plan pursuant to
Section 17.1 of the Plan;

               WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the "Employee Benefits Committee") the authority to adopt non-material amendments to the Plan; and

               WHEREAS, the Corporation, by action of the Employee Benefits Committee, desires to amend the Plan in certain respects.

               NOW, THEREFORE, pursuant to the power of amendment contained in
Section 17.1 of the Plan and the delegation of such power pursuant to Section
13.3 of the Plan, the Plan hereby is amended as follows:



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               1. Effective January 1, 2004, Section 4.1(c) hereby is amended by the deletion of the phrase "ten percent (10%) of the Participant's Compensation for the payroll period" where it appears therein, and the insertion of the phrase "the percentage of the Participant's Compensation that is established from time to time by the Administrative Committee" in place thereof.

               APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 10th day of November, 2003.


                                         Attest:

                                         /s/ John D. Granda
                                         ----------------------------------
                                         Secretary














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